UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2005

NEW VIACOM CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

	1515 Broadway, New York, New York	10036
	(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.              Financial Information

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 2.03.

Section 8.              Other Events

Item 8.01               Other Events.

On December 27, 2005, the board of directors of New Viacom Corp. (“New Viacom”) (to be renamed “Viacom Inc.” upon the separation of the current Viacom Inc. (“Viacom”) into two publicly traded companies expected to occur on December 31, 2005 (the “Separation”)) declared a special cash dividend to Viacom (to be renamed “CBS Corporation” upon the Separation) as its sole stockholder, payable on December 29, 2005.  The amount of the special cash dividend is $5.4 billion, subject to certain adjustments after the Separation, and was determined in accordance with the provisions of the Separation Agreement dated as of December 19, 2005 between New Viacom and Viacom.  On December 29, 2005, New Viacom drew under its $6.0 billion term loan credit agreement, which became effective on such date, to fund the $5.4 billion special cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VIACOM CORP.
(Registrant)

	By:	/s/ Michael D. Fricklas
		Name:	Michael D. Fricklas
		Title:	Executive Vice President, General
Counsel and Secretary

Date: December 30, 2005